UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2022

IDEAL POWER INC.

(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5508 Highway 290 West, Suite 120

Austin, Texas, 78735

(Address of Principal Executive Offices)

512-264-1542

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	IPWR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 13, 2022, Ideal Power Inc. (the “Company”) received correspondence from the Nasdaq Stock Market, Inc. (“Nasdaq”) noting that the Company is no longer in compliance with Nasdaq’s audit committee composition requirements as set forth in Listing Rule 5605(c)(2)(A), which requires the Company’s Audit Committee to be composed of at least three independent directors (the “Notice”). The Notice is the result of the passing of David B. Eisenhaure on October 21, 2021. The passing of Mr. Eisenhaure has left the Audit Committee with only two independent directors.

The Notice also stated, among other things, that, pursuant to Listing Rule 5605(c)(4), the Company is entitled to a cure period to regain compliance with Listing Rule 5605(c)(2)(A), which cure period will expire (i) upon the earlier to occur of either the date of the Company’s next annual stockholders’ meeting or October 21, 2022, or (ii) if the next annual stockholders’ meeting is held before April 19, 2022, then no later than April 19, 2022. The Board has engaged a search firm and is actively working to fill the vacancy left by Mr. Eisenhaure’s passing, and the Company expects to be compliant with the audit committee composition requirements under Listing Rule 5605(c)(2)(A) by or before the end of the cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2022	IDEAL POWER INC.

	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer